As filed with the Securities and Exchange Commission on January 22, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MP MATERIALS CORP.

(Exact name of registrant as specified in its charter)

Delaware	84-4465489
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6720 Via Austi Parkway, Suite 450
Las Vegas, NV	89119
(Address of Principal Executive Offices)	(Zip Code)

MP MATERIALS CORP. 2020 STOCK INCENTIVE PLAN

(Full title of the plan)

Sheila Bangalore

General Counsel and Chief Strategy Officer

6720 Via Austi Parkway, Suite 450

Las Vegas, NV 89119

Telephone: (702) 844 6111

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.0001 per share	9,653,671 shares	$31.95	$308,434,788.45	$33,650.24

(1)

MP Materials Corp., a Delaware corporation (the “Registrant”), is filing this Registration Statement to register (i) 7,693,756 shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Registrant for issuance under the MP Materials Corp. 2020 Stock Incentive Plan (the “Plan”), and (ii) 1,959,915 shares of Common Stock issued or issuable to certain executive officers and directors with respect to grants under the Plan prior to the effectiveness of this Registration Statement and does not necessarily represent a present intention to sell any or all such shares of Common Stock by such executive officers and directors. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional and indeterminate number of shares or rights that may be offered or issuable pursuant to the provisions of the Plan relating to adjustments for changes resulting from a stock dividend, stock split or similar transactions.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act based upon the average of the high and low prices of the Common Stock, as reported on the New York Stock Exchange, on January 15, 2021.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by MP Materials Corp., a Delaware corporation (the “Registrant”), relating to 9,653,671 shares of its common stock, par value $0.0001 per share (the “Common Stock”), issued or issuable under the MP Materials Corp. 2020 Stock Incentive Plan (the “Plan”).

This Registration Statement also includes a prospectus (the “Reoffer Prospectus”) prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3. This Reoffer Prospectus may be used for the reoffering and resale of shares of Common Stock that may be deemed to be restricted securities under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder that have been acquired by certain of our directors and executive officers, as applicable, being the selling shareholders identified in the Reoffer Prospectus. The number of shares of Common Stock included in the Reoffer Prospectus represents shares of Common Stock that have been acquired by the selling stockholders pursuant to awards made to the selling stockholders and does not necessarily represent a present intention to sell any or all such shares of Common Stock.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of this Registration Statement is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to Plan participants as required by Rule 428(b)(1).

REOFFER PROSPECTUS

1,959,915 Shares of Common Stock

Offered by Selling Shareholders

Certain of our present directors and executive officers, all of whom are named in this prospectus (the “Selling Stockholders”), may offer and sell from time to time, for their own account, up to an aggregate of 1,959,915 shares of our common stock, par value $0.0001 per share (“Common Stock,” and such shares, the “Shares”), issued or that may be issued pursuant to restricted stock and restricted stock unit awards granted under the MP Materials Corp. 2020 Stock Incentive Plan (the “Plan”).

The Shares constitute restricted securities under the Securities Act of 1933, as amended (the “Securities Act”), before the sale under this prospectus. This prospectus has been prepared for the purpose of registering the Shares under the Securities Act for future sales by the Selling Stockholders, on a continuous or delayed basis, to the public without restriction. The Selling Stockholders may offer for sale or sell the Shares in varying amounts through public or private transactions at prevailing market prices or at privately negotiated prices. In connection with such sales, the Selling Stockholders and any participating brokers or dealers may be deemed to be underwriters within the meaning of the Securities Act, and any commission they receive and the proceeds of any sale of the Shares may be deemed to be underwriting discounts and commissions under the Securities Act.

We will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders. We cannot predict when or in what amounts the Selling Stockholders may sell any of the Shares offered by this prospectus.

Our Common Stock, is listed on the New York Stock Exchange under the symbol “MP.”

We are an “emerging growth company” under federal securities laws and are subject to reduced public company reporting requirements. Investing in our Common Stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page S-6 of this prospectus and under similar headings in the documents that are incorporated by reference into this prospectus, as well as “Special Note Regarding Forward-Looking Statements” on page S-2 of this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 22, 2021.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the Selling Stockholders are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date hereof. Additionally, any information we have incorporated by reference in this prospectus is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

When used in this prospectus, the terms “MP Materials,” “the Company, ” “we,” “our” and “us” refer to MP Materials Corp., a Delaware corporation, and its subsidiaries, unless otherwise specified.

ABOUT THIS PROSPECTUS

This prospectus contains important information you should know before investing, including important information about MP Materials and the securities being offered. You should carefully read this prospectus, as well as the additional information contained in the documents described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus, and in particular the periodic and current reporting documents we file with the Securities and Exchange Commission (the “Commission”). We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this prospectus or any documents we incorporate by reference herein or therein is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a registration statement on Form S-8 under the Securities Act with respect to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and its exhibits and schedules in accordance with Commission rules and regulations. For further information with respect to MP Materials and the securities being offered hereby, you should read the registration statement, including its exhibits and schedules. Statements contained in this prospectus, including documents that we have incorporated by reference, as to the contents of any contract or other document referred to are not necessarily complete, and, with respect to any contract or other document filed as an exhibit to the registration statement or any other such document, each such statement is qualified in all respects by reference to the corresponding exhibit. You should review the complete document to evaluate these statements.

We file annual, quarterly and current reports, proxy statements and other documents with the Commission under the U.S. Securities Exchange Act of 1934, as amended. The Commission maintains a website that contains reports, proxy and information statements and other information regarding issuers, including MP Materials, that file electronically with the Commission. You may obtain copies of the registration statement and its exhibits and the other documents that we file with the Commission at www.sec.gov.

We also make these documents available on our website at www.mpmaterials.com. Our website and the information contained or connected to our website is not incorporated by reference in this prospectus, and you should not consider it part of this prospectus. Our principal executive office is located at 6720 Via Austi Parkway, Suite 450 Las Vegas, NV 89119, and can be reached by telephone at (702) 844-6111.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Commission rules permit us to incorporate by reference information in this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is considered to be part of this prospectus, except for information superseded by information contained in this prospectus itself or in any subsequently filed incorporated document. This prospectus incorporates by reference the documents set forth below that we have previously filed with the Commission (Registration No. 001-39277), other than information in such documents that is deemed to be furnished and not filed. These documents contain important information about MP Materials and its business and financial condition.

(1)	The Company’s prospectus contained in the Company’s Registration Statement on Form S-1, as amended (Registration No. 333-251239);

(2)	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, filed with the Commission on June 9, 2020

(3)	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020, filed with the Commission on July 31, 2020;

(4)	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020, filed with the Commission on November 4, 2020;

(5)

The Company’s Current Reports on Form 8-K, including any amendments thereto, filed with the Commission on May 4, 2020, May 8, 2020, June 17, 2020, June 22, 2020, July 15, 2020, August 27, 2020, November 6, 2020, November 16, 2020, November 17, 2020, November 18, 2020, and November 23, 2020; and

(6)

The description of the Common Stock contained in the Company’s Registration Statement on Form S-4 (Registration No. 333-248433), including any amendment or report for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the completion of this offering and after the date of the initial filing of the registration statement shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Documents incorporated by reference are available from us without charge, excluding all exhibits unless specifically incorporated by reference as an exhibit to this prospectus. Prospective investors may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at our executive offices at:

MP Materials Corp.

6720 Via Austi Parkway, Suite 450

Las Vegas, NV 89119

Telephone: (702) 844 6111

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements included in this prospectus that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of the words such as “ estimate,” “plan,” “shall,” “may,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target,” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of other financial and performance metrics and projections of market opportunity. These statements are based on various assumptions, whether or not identified in this prospectus, and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company.

These forward-looking statements are subject to a number of risks and uncertainties, including:

•	Unanticipated costs or delays associated with our Stage II optimization project;

•	Uncertainties relating to our commercial arrangements with Shenghe Resources (Singapore);

•	The ability to convert current commercial discussions with customers for the sale of rare earth oxide equivalent (“REO”) products into contracts;

•	Potential changes in China’s political environment and policies;

•	Fluctuations in demand for, and prices of, rare earth minerals and products;

•	Uncertainties relating to the COVID-19 pandemic;

•	The intense competition within the rare earths mining and processing industry;

•	Uncertainties regarding the growth of existing and emerging uses for rare earth products;

•	Potential power shortages at the Mountain Pass facility;

•	Increasing costs or limited access to raw materials may adversely affect our profitability;

•	Fluctuations in transportation costs or disruptions in transportation services;

•	Inability to meet individual customer specifications;

•	Diminished access to water;

•	Uncertainty in our estimates of REO reserves;

•	Uncertainties regarding our ability to vertically integrate into further downstream processing and reach full revenue potential;

•	Risks associated with work stoppages;

•	A shortage of skilled technicians and engineers;

•	Loss of key personnel;

•	Risks associated with the inherent dangers involved in mining activity;

•	Risks associated with events outside of our control, such as natural disasters, wars or health epidemics or pandemics

•	Risks related to technology systems and security breaches;

•	Risks associated with our intellectual property rights;

•	Ability to compete with substitutions for rare earth minerals;

•	Ability to maintain satisfactory labor relations;

•	Risks relating to extensive and costly environmental regulatory requirements; and

•	Those factors discussed under the heading “Risk Factors” and elsewhere in this prospectus.

If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements.

These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this prospectus are more fully described under the heading “Risk Factors” and elsewhere in this prospectus. The risks described under the heading “Risk Factors” are not exhaustive. Other sections of this prospectus describe additional factors that could adversely affect the business, financial condition or results of operations of the Company. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can the Company assess the impact of all such risk factors on the business of the Company or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. The Company, undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

In addition, statements of belief and similar statements reflect the beliefs and opinions of the Company on the relevant subject. These statements are based upon information available to the Company, as applicable, as of the date of this prospectus, and while the Company believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and statements should not be read to indicate that the Company has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

PROSPECTUS SUMMARY

This prospectus is part of a registration statement that we filed with the Commission. We have provided to you in this prospectus a general description of the Selling Stockholders and the distribution of the shares. To the extent there is a conflict between the information contained in this prospectus and any of our subsequent filings with the Commission, the information in the document having the later date shall modify or supersede the earlier statement.

As permitted by the rules and regulations of the Commission, the registration statement, of which this prospectus forms part, includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the Commission at the Commission’s website or at the Commission’s offices described above under the heading “Incorporation of Certain Information by Reference” if necessary

As used in this prospectus, unless the context otherwise requires or indicates, references to “MPMC,” “Company,” “we,” “our,” and “us,” refer to MP Materials Corp. and its subsidiaries.

Overview

We own and operate the Mountain Pass facility, one of the world’s largest integrated rare earth mining and processing facilities and the only major rare earths resource in the Western Hemisphere. Our wholly owned subsidiary, MPMO, acquired the Mountain Pass mine and processing facilities out of bankruptcy in July 2017. Our wholly owned subsidiary, SNR, holds the mineral rights to the Mountain Pass mine and surrounding areas as well as intellectual property rights related to the processing and development of rare earth minerals. Since acquiring Mountain Pass, we have implemented a disciplined operating approach that has already produced superior product output and performance compared to that of the prior ownership, while also generating cash flow from the sale of its rare earth concentrate. We are now beginning to reinvest that cash flow into the further optimization of the facility to enable integrated separation operations, thereby ensuring upstream supply of rare earth oxide equivalents (“REOs”) and setting a foundation for long-term growth and value creation for stakeholders.

Our mission is to maximize shareholder returns over the long-term by executing a disciplined business strategy to re-establish a secure and sustainable domestic supply chain for critical sectors of the modern global economy. We believe we can generate positive outcomes for U.S. national security and industry, the U.S. workforce, and the environment.

The mailing address of our principal executive office is 6720 Via Austi Parkway, Suite 450, Las Vegas, NV 89119. The telephone number of MPMC is (702) 844-6111.

Company History

MPMO acquired the Mountain Pass mine and the rare earth processing and separation facilities located at the mine out of bankruptcy in July 2017. In the five years prior to the acquisition, the prior owner of Mountain Pass, Molycorp, Inc., invested over $1.7 billion of capital in the Mountain Pass mine, primarily in constructing rare earth processing and separation facilities on the Mountain Pass mine site. During its tenure, Molycorp encountered operating challenges, struggling to achieve stable production at their designed capacity due to execution issues in concentrate production and challenges in implementing a revised process flow, which we believe sacrificed the natural advantages of Mountain Pass bastnasite ore and its inherent suitability to low-cost processing. In the refining process further downstream, Molycorp removed the critical oxidizing roasting circuit, which previously had been used at Mountain Pass since 1966, and is a well-accepted process throughout the world. We believe this was done to maximize the production of cerium, one of the lower-value rare earth minerals in the Mountain Pass ore.

Since acquiring Mountain Pass, we have implemented a disciplined operating approach that has already produced superior product output and performance compared to that of the prior ownership, while also generating cash flow from the sale of our rare earth concentrate. Now, we are beginning to reinvest that cash flow into the further optimization of our facility to enable integrated separation operations, thereby ensuring upstream supply of REOs and setting a foundation for long-term growth and value creation for stakeholders. As part of our plan, we are committed to creating employment opportunities for U.S. workers. Since relaunching production at Mountain Pass in July 2017, we have increased our full-time employee base from eight contractors in 2017 to approximately 280 employees in 2020. We anticipate hiring approximately 200 additional full-time employees as part of our Stage II optimization plan.

Our Properties

We own the Mountain Pass facility. We also lease our executive office space at 6720 Via Austi Parkway, Suites 450 and 430, Las Vegas, Nevada 89119, which lease expires December 31, 2022, subject to a renewal option.

The Offering

Shares to be registered for sale by the Selling Stockholders	1,959,915 shares of Common Stock

Use of Proceeds	We will not receive any proceeds from the sale of shares of our common stock by the Selling Stockholders.

NYSE Trading Symbol	MP

Risk Factors	The Shares offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. You should read the “Risk Factors” section of this prospectus beginning on page S-6 for a discussion of factors to consider before deciding to invest in our common stock.

RISK FACTORS

Investing in shares of our Common Stock involves a high degree of risk. Investors should carefully consider the risks we have described under “Risk Factors” in our Form S-1 (Registration No. 333-251239), together with all the other information appearing in or incorporated by reference into this prospectus, before deciding to invest in our Common Stock. If any of the events or developments we have described occur, our business, financial condition, or results of operations could be materially or adversely affected. As a result, the market price of our Common Stock could decline, and investors could lose all or part of their investment. The risks and uncertainties we have described are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. The risks we have described also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Notes Regarding Forward-Looking Statements.”

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock by the Selling Stockholders.

SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares by the Selling Stockholders. We will not receive any proceeds from the resale of the shares by the Selling Stockholders.

The table below sets forth, as of January 15, 2021 (the “Determination Date”), (i) the name of each person who is offering the resale of shares by this prospectus and their position with us; (ii) the number of shares (and the percentage, if 1% or more) of Common Stock beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act) by each person; (iii) the number of shares that each Selling Stockholder may offer for sale from time to time pursuant to this prospectus, whether or not such Selling Stockholder has a present intention to do so; and (iv) the number of shares (and the percentage, if 1% or more) of Common Stock each person will own after the offering, assuming they sell all of the shares offered. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power. The address for each Selling Stockholder listed in the table below is c/o MP Materials Corp. 6720 Via Austi Parkway, Suite 450, Las Vegas, NV 89119.

The table below has been prepared based upon the information furnished to us by the Selling Stockholders as of the Determination Date, and we have not independently verified this information. The Selling Stockholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the Selling Stockholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly. We cannot give an estimate as to the number of shares of Common Stock that will actually be held by the Selling Stockholders upon termination of this offering because the Selling Stockholders may offer some or all of their Common Stock under the offering contemplated by this prospectus or acquire additional shares of Common Stock. The total number of shares that may be sold hereunder will not exceed the number of shares offered hereby. Please read the section entitled “Plan of Distribution” in this prospectus.

Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to this Offering (1)	Percentage of Common Stock Beneficially Owned Before Resale (1)(4)		Shares of Common Stock Offered for Resale in this Offering(2)	Shares of Common Stock Beneficially Owned After this Offering (3)	Percentage of Common Stock Beneficially Owned After Resale (1)(4)
Ryan Corbett	280,917		*	280,917	—		*
Michael Rosenthal	1,563,006		*	1,563,006	—		*
Sheila Bangalore	100,000		*	100,000	—		*
Gen. Richard B. Myers	—		*	3,998	—		*
Randall Weisenburger	—		*	3,998	—		*
Maryanne R. Lavan	—		*	3,998	—		*
Connie K. Duckworth	—		*	3,998	—		*

*	Less than one percent

(1)

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except where we had knowledge of such ownership, the number presented in this column may not include shares held in street name or through other entities over which the Selling Stockholder has voting and dispositive power.

(2)

The shares being offered by General Myers, Mr. Weisenburger, Ms. Lavan and Ms. Duckworth are issuable pursuant to restricted stock units outstanding on the Determination Date, and may be acquired more than 60 days from the Determination Date. As a result, the shares are not beneficially owned as of the Determination Date.

(3)

Assumes all of the shares of Common Stock being offered are sold in the offering, that shares of Common Stock beneficially owned by such Selling Stockholder on the Determination Date but not being offered pursuant to this prospectus (if any) are not sold, and that no additional shares are purchased or otherwise acquired other than pursuant to the restricted stock units relating to the shares being offered.

(4)	Percentages are based on the 170,724,452 shares of Common Stock issued and outstanding as of the Determination Date.

DESCRIPTION OF SECURITIES BEING OFFERED

General

These summaries are not intended to be a complete discussion of the rights of Company stockholders and are qualified in their entirety by reference to the Delaware General Corporation Law and the various documents of the Company that are referred to in the summaries, as well as reference to the Company’s Second Amended and Restated Charter and Amended and Restated Bylaws, copies of which are included as Exhibits 4.1 and 4.2, respectively, to the registration statement of which this prospectus forms a part.

Authorized Capital Stock

The Second Amended and Restated Certificate of Incorporation authorizes the issuance of 500,000,000 shares of capital stock, consisting of (i) 450,000,000 shares of common stock, consisting entirely of 450,000,000 shares of Common Stock, $0.0001 par value per share and (ii) 50,000,000 shares of preferred stock, par value $0.0001 per share.

Common Stock

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, under the Second Amended and Restated Certificate of Incorporation, the holders of Common Stock will possess all voting power for the election of our directors and all other matters requiring stockholder action and are entitled or will be entitled, as applicable, to one vote per share on matters to be voted on by stockholders.

Dividends

Subject to the rights, if any of the holders of any outstanding shares of preferred stock, under the Second Amended and Restated Certificate of Incorporation, holders of the Common Stock will be entitled to receive such dividends and other distributions, if any, as may be declared from time to time by the our Board in its discretion out of funds legally available therefor and shall share equally on a per share basis in such dividends and distributions.

Liquidation, Dissolution and Winding Up

The Second Amended and Restated Charter provides that subject to applicable law and the rights, if any, of the holders of any outstanding series of the preferred stock, in the event of any voluntary or involuntary liquidation, dissolution or winding up of MPMC, after payment or provision for payment of the debts and other liabilities of MPMC, the holders of shares of Common Stock will be entitled to share ratably in all the remaining assets of MPMC available for distribution to its stockholders.

Preemptive or Other Rights

Under the Second Amended and Restated Certificate of Incorporation, MPMC stockholders will have no preemptive or other subscription rights and there will be no sinking fund or redemption provisions applicable to Common Stock.

Number and Election of Directors

Under the terms of the Second Amended and Restated Certificate of Incorporation, the MPMC Board is divided into three classes, Class I, Class II and Class III, with only one class of directors being elected in each year and each class (except for those directors appointed to Class I and Class II in connection with the Business Combination) serving a three-year term. The term of office of the Class I directors will expire at the first annual meeting of the stockholders of MPMC following the effectiveness of the Second Amended and Restated Certificate of Incorporation. The term of office of the Class II directors will expire at the second annual meeting of the stockholders of MPMC following the effectiveness of the Second Amended and Restated Certificate of Incorporation. The term of office of the Class III directors will expire at the third annual meeting of the stockholders of MPMC following the effectiveness of the Second Amended and Restated Certificate of Incorporation.

Under the Second Amended and Restated Certificate of Incorporation, there is no cumulative voting with respect to the election of directors, with the result that following the consummation of the Business Combination, directors of MPMC will be elected by a plurality of the votes cast at a meeting of the MPMC stockholders by holders of Common Stock.

PLAN OF DISTRIBUTION

The Shares covered by this prospectus are being registered by us for the account of the Selling Stockholders.

The Shares offered under this prospectus may be sold from time to time directly by or on behalf of the Selling Stockholders in one or more transactions, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices. The Selling Stockholders may sell shares through one or more agents, brokers or dealers or directly to purchasers. These brokers or dealers may receive compensation in the form of commissions, discounts or concessions from the Selling Stockholders and/or purchasers of the shares or both. This compensation as to a particular broker or dealer may be in excess of customary commissions.

In connection with sales of Shares, a Selling Stockholder and any participating broker or dealer may be deemed to be underwriters within the meaning of the Securities Act, and any commissions they receive, and the proceeds of any sale of shares may be deemed to be, underwriting discounts and commissions under the Securities Act.

We are bearing all costs relating to the registration of the Shares to which this prospectus relates. Any commissions, selling expenses or other fees payable to brokers or dealers in connection with any sale of the Shares will be borne by the Selling Stockholder. In order to comply with certain states securities laws, if applicable, the Shares may be sold in those jurisdictions only through registered or licensed brokers or dealers. In certain states, the shares may not be sold unless they have been registered or qualified for sale in that state, or unless an exemption from registration or qualification is available and is obtained or complied with. Sales of the Shares must also be made by the Selling Stockholders in compliance with all other applicable state securities laws and regulations.

LEGAL MATTERS

Sidley Austin LLP, Chicago, Illinois will issue an opinion regarding the legality of certain of the offered securities.

EXPERTS

The financial statements of Fortress Acquisition Corp. as of June 30, 2020 and from the period from January 24, 2020 (inception) through June 30, 2020, included in Form S-1 and incorporated herein by reference, have been audited by WithumSmith+Brown, PC, an independent registered public accounting firm as set forth in their report thereon, which is incorporated by reference. Such financial statements have been so incorporated in reliance upon the authority of said firm as experts in accounting and auditing.

The financial statements of MP Mine Operations, LLC as of December 31, 2019 and 2018, and for each of the years in the two-year period ended December 31, 2019, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Secure Natural Resources, LLC as of December 31, 2019 and 2018 and for the years then ended, incorporated herein by reference, have been audited by RSM US, LLP, an independent registered public accounting firm, as stated in their report incorporated herein by reference, and have been incorporated herein by reference in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(1)	The Registrant’s prospectus contained in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-251239);

(2)	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, filed with the Commission on June 9, 2020;

(3)	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020, filed with the Commission on July 31, 2020;

(4)	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020, filed with the Commission on November 4, 2020;

(5)

The Registrant’s Current Reports on Form 8-K, including any amendments thereto, filed with the Commission on May  4, 2020, May 8, 2020, June  17, 2020, June 22, 2020, July  15, 2020, August 27, 2020, November  6, 2020, November 16, 2020, November  17, 2020, November 18, 2020, and November 23, 2020; and

(6)

The description of the Common Stock contained in the Registrant’s Registration Statement on Form S-4 (Registration No. 333-248433), including any amendment or report for the purpose of updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information disclosed by the Registrant under Items 2.02 or 7.01 of any current report on Form 8-K, including the related exhibits under Item 9.01, that the Registrant may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included in, this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

In accordance with Section 102(b)(7) of the DGCL, the Registrant’s Second Amended and Restated Charter provides that a director will not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision became effective. Accordingly, these provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director’s breach of his or her duty of care.

The Second Amended and Restated Charter provides that the Registrant will indemnify its present and former directors and officers to the maximum extent permitted by the DGCL and that such indemnification will not be exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw provision, agreement, vote of stockholders or disinterested directors or otherwise.

The Registrant has entered into indemnification agreements with each of its current directors and executive officers. These agreements require the Registrant to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to the Registrant, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. The Registrant also intends to enter into indemnification agreements with future directors and executive officers.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description

4.1	Second Amended and Restated Certificate of Incorporation (incorporated by reference to Annex B to the Registrant’s Proxy Statement/Consent Solicitation/Prospectus which formed a part of the Registrant’s Registration Statement on Form S-4, filed with the Commission on August 26, 2020).

4.2	Amended and Restated Bylaws (incorporated by reference to Annex C to the Registrant’s Proxy Statement/Consent Solicitation/Prospectus which formed a part of the Registrant’s Registration Statement on Form S-4, filed with the Commission on August 26, 2020).

4.3	MP Materials Corp. 2020 Stock Incentive Plan (incorporated by reference to Exhibit 10.7 of the Registrant’s Current Report on Form 8-K filed on November 17, 2020).

*5.1	Opinion of Sidley Austin LLP with respect to validity of issuance of securities.

*23.1	Consent of Sidley Austin LLP (included as part of Exhibit 5.1 hereto).

*23.2	Consent of WithumSmith+Brown, PC.

*23.3	Consent of RSM US LLP.

*23.4	Consent of KPMG LLP.

*24.1	Powers of Attorney (included in the Signature Page to this Registration Statement).

*Filed	herewith.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on January 22, 2021.

MP MATERIALS CORP.

By	/s/ James Litinsky
Name	James Litinsky
Title	Chairman of the Board of Directors and Chief Executive Officer

POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints, jointly and severally, James Litinsky and Ryan Corbett, or either of them (with full power to each of them to act alone), as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and on his or her behalf to sign, execute and file all amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and any documents required to be filed with respect therewith, with the Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James Litinsky James Litinsky	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	January 22, 2021

/s/ Ryan Corbett Ryan Corbett	Chief Financial Officer (Principal Financial and Accounting Officer)	January 22, 2021

/s/ Gen. Richard B. Myers Gen. Richard B. Myers	Director	January 22, 2021

/s/ Andrew A. McKnight Andrew A. McKnight	Director	January 22, 2021

/s/ Daniel Gold Daniel Gold	Director	January 22, 2021

/s/ Randall Weisenburger Randall Weisenburger	Director	January 22, 2021

/s/ Maryanne R. Lavan Maryanne R. Lavan	Director	January 22, 2021

/s/ Connie K. Duckworth Connie K. Duckworth	Director	January 22, 2021